UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 19, 2013

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Mulcahy of Far Hills, New Jersey, in accordance with the Company’s established director retirement guidelines, has announced his retirement from the Board of Directors of both the Company and the Bank, effective December 31, 2013. Mr. Mulchay has proudly served as an active and caring Board Member since 1981.

Item 8.01	Other Events

On December 19, 2013, Frank A. Kissel announced he will step down as Chairman of the Board of Peapack-Gladstone Financial Corporation, (the “Company”) and of Peapack-Gladstone Bank (the “Bank”), the Company’s bank subsidiary, effective December 31, 2013. Mr. Kissel will remain as a Director of the Company and the Bank and also remain as an employee of the Bank focused on business development. Mr. Kissel has 40 years of banking experience, including the last 25 years with the Bank.

F. Duffield Meyercord, current Lead Director, was appointed Chairman of the Company and of the Bank, effective December 31, 2013. Mr. Meyercord has served as Lead Director of the Company and the Bank since April, 2013 and as a Board Member since 1991. Mr. Meyercord has 38 years of business experience including directing strategic projects and providing operational advisory services to numerous businesses, which is invaluable to the Board’s oversight of corporate strategy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: December 20, 2013	By:	/s/Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Senior Executive Vice President and
Chief Financial Officer